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                                                                    EXHIBIT 3.04

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                              TRANSMETA CORPORATION

                   (ORIGINALLY INCORPORATED ON JULY 11, 2000)

        Transmeta Corporation, a Delaware corporation, hereby certifies that the Second Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, has been duly adopted by the corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.


        IN WITNESS WHEREOF, said corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its by duly authorized officer.

Dated:  ___________, 2000

                                       TRANSMETA CORPORATION

                                       -----------------------------------------
                                       Mark Allen, President
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                                                                       EXHIBIT A

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                              TRANSMETA CORPORATION

                                    ARTICLE I

        The name of the corporation is Transmeta Corporation.

                                   ARTICLE II

        The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                   ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The total number of shares of all classes of stock which the corporation has authority to issue is 1,005,000,000 shares, consisting of two classes:
1,000,000,000 shares of Common Stock, $0.00001 par value per share, and 5,000,000 shares of Preferred Stock, $0.00001 par value per share.

        The Board of Directors is authorized, subject to any limitations prescribed by this Article IV or the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to this Article IV or to a Certificate or Certificates of Designation establishing a series of Preferred Stock.

        Except as otherwise expressly provided in this Article IV or in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation



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rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

                                    ARTICLE V

        In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto, in accordance with the provisions of such Bylaws, to alter and repeal the Bylaws adopted or amended by the Board of Directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article V.

                                   ARTICLE VI

        For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        (A) The conduct of the affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

        (B) Notwithstanding the foregoing provision of this Article VI, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        (C) Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

        (D) Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless otherwise required by law, any director or the entire Board of Directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.



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        (E) Classification of Board of Directors:

                (1) The provisions of this Article VI, Section (E) are subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. As used in this Article VI, Section (E), the term "INITIAL PUBLIC OFFERING" shall mean the initial public offering of the corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public.

                (2) In the event that the corporation is prohibited from dividing its board of directors into three classes in accordance with subsection
(3) below through the operation of Section 2115 of the California General Corporation Law, at each annual meeting of stockholders, each director shall be elected for a term of office to expire at the first succeeding annual meeting of stockholders after his or her election, or until such director's earlier death, resignation or removal.

                (3) Unless otherwise provided pursuant to subsection (2) above, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors (the "BOARD CLASSIFICATION RESOLUTIONS"), with the number of directors in each class to be divided as equally as reasonably possible. No one class shall have more than one director more than any other class. The term of office of the Class I directors shall expire at the corporation's first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire at the corporation's second annual meeting of stockholders following the closing of the Initial Public Offering, and the term of office of the Class III directors shall expire at the corporation's third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the closing of the Initial Public Offering, each director elected to succeed a director of the class whose term then expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, or until such director's earlier death, resignation or removal.

                (4) In the event that, at any annual meeting of stockholder, the directors are elected, pursuant to subsection (2) above, for a term of office to expire at the first succeeding annual meeting of stockholders after their election (the "Non-Classified Board Meeting"), then, with respect to the first annual meeting of stockholders (the "SUCCEEDING MEETING") following the Non-Classified Board Meeting respecting which the corporation is no longer prohibited through the operation of Section 2115 of the California General Corporation Law from dividing its board of directors into three classes, the directors shall again be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively, and shall be assigned to each class in accordance with the Board Classification Resolutions previously adopted, and as the same may be subsequently modified. The term of office of the Class I directors shall expire at the Succeeding Meeting, the term of office of the Class II directors shall expire at the corporation's first annual meeting of stockholders following the Succeeding Meeting, and the term of office of the Class III directors shall expire at the corporation's second annual meeting of stockholders following the Succeeding



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Meeting. At each annual meeting of stockholders commencing with the Succeeding
Meeting, each director elected to succeed a director of the class whose term then expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, or until such director's earlier death, resignation or removal.

                (5) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

        (F) Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

        (G) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

        (H) Advance notice of stockholder nominations for the election of directors of the corporation and of business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

        (I) Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by applicable law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the corporation's outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article VI.

                                   ARTICLE VII

        To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the



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personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.



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